EXHIBIT 4.1
                                                                     -----------



                               AMENDMENT NO. 2 TO
                      AMENDED AND RESTATED RIGHTS AGREEMENT
                            OF HOLLYWOOD MEDIA CORP.


          This Amendment No. 2, dated as of September 1, 2006, to the Amended and Restated Rights Agreement, dated as of August 23, 1996 (the "Rights Agreement"), is made by and between Hollywood Media Corporation, a Florida corporation formerly known as Big Entertainment, Inc. (the "Company"), and American Stock Transfer & Trust Company, a corporation organized under the laws of the State of New York (the "Rights Agent").

                                   WITNESSETH

          WHEREAS, on August 23, 1996, the Company entered into a Rights Agreement with the Rights Agent (the "Original Rights Agreement"); and

          WHEREAS, pursuant to the Original Rights Agreement, the Board of Directors of the Company authorized the issuance of, and declared a dividend payable in, one right (a "Right") for each share of Common Stock, $0.01 par value per share, of the Company outstanding as of the close of business on September 4, 1996 (the "Record Date"), each such Right representing the right to purchase from the Company one one-thousandth (1/1,000) of a share of the Company's Series E Junior Preferred Stock, at a price of $100.00 per one one-thousandth (1/1,000) of a share, subject to certain adjustments upon specified events as provided under the terms and subject to the conditions set forth in the Original Rights Agreement; and

          WHEREAS, on October 18, 1999, pursuant to Section 26 of the Original Rights Agreement, the Company made certain amendments to the Original Rights Agreement and the Rights as set forth in that certain Amended and Restated Rights Agreement, dated as of August 23, 1996, by and between the Company and the Rights Agent (as further amended by Amendment No. 1, dated as of December 9, 2002, the "Amended and Restated Rights Agreement"); and

          WHEREAS, pursuant to Section 26 of the Amended and Restated Rights Agreement, the Board of Directors of the Company has approved this Amendment No. 2 to the Amended and Restated Rights Agreement set forth below.

          Accordingly, in consideration of the premises and mutual agreements herein set forth, the parties hereby agree as follows:

          FIRST: Paragraph (a) of Section 7 of the Amended and Restated Rights Agreement is hereby amended to read in its entirety as follows:

     (a) The Rights shall not be exercisable until, and shall become exercisable on, the Distribution Date (unless otherwise provided herein, including, without limitation, the restrictions on exercisability set forth in Sections 7(e), 23(a) and 27(b) hereof). Except as otherwise provided herein, the Rights may be exercised, in whole or in part, at any time commencing with the Distribution Date upon surrender of the Right Certificate, with the form of election to purchase and certificate on the reverse side thereof duly executed (with signatures duly guaranteed), to the Rights Agent at the principal office of the Rights Agent in New York, New York, together with payment of the Exercise Price for each Right exercised, subject to adjustment as hereinafter provided, at or prior to the Close of Business on the earlier of (i) September 4, 2011 (the "Final Expiration Date") or (ii) the date on which the Rights are redeemed as provided in Section 23 hereof or the date on which the Rights are exchanged as provided in Section 27 hereof (such earlier date being herein referred to as the "Expiration Date").

          SECOND: Paragraph (b) of Section 7 of the Amended and Restated Rights Agreement is hereby amended to read in its entirety as follows:

     (b) The Exercise Price shall be $15.00 for each one one-thousandth (1/1,000) of a share of Preferred Stock issued pursuant to the exercise of a Right. The Exercise Price and the number of one one-thousandths of a share of Preferred Stock or other securities or property to be acquired upon exercise of a Right shall be subject to adjustment from time to time as provided in Sections 11 and 13 hereof. The Exercise Price shall be payable in lawful money of the United States of America, in accordance with paragraph (c) below.

          THIRD: Paragraph (a) of Section 13 of the Amended and Restated Rights Agreement is hereby amended by deleting all references therein to "(other than an Exempt Person)."

          FOURTH: Paragraph (a) of Section 23 of the Amended and Restated Rights Agreement is hereby amended to read in its entirety as follows:

     (a) The Company may, at its option, but only by the vote of a majority of the Board of Directors, redeem all but not less than all of the then outstanding Rights, at any time prior to the Close of Business on the earlier of (i) the Stock Acquisition Date (subject to extension by the Company as provided in Section 26 hereof) or (ii) the Final Expiration Date, at a redemption price of $.01 per Right, subject to appropriate adjustment to reflect any stock split, combination or reclassification involving the Common Stock or any stock dividend on the Common Stock occurring after the date hereof (the "Redemption Price"). Notwithstanding anything contained in this Agreement to the contrary, the Rights shall not be exercisable pursuant to Section 11(a)(ii) prior to the expiration of the Company's right of redemption hereunder.

          FIFTH: The form of Right Certificate attached to the Amended and Restated Rights Agreement as Exhibit A shall be replaced in its entirety by the form of the Right Certificate attached hereto as Exhibit A.

          SIXTH: This Amendment shall be effective as of the date hereof.

          SEVENTH: The undersigned officer of the Company hereby certifies to the Rights Agents by execution hereof that this Amendment is in compliance with the terms of Section 26 of the Amended and Restated Rights Agreement.

          EIGHTH: Except for the changes set forth herein, the provisions of the Amended and Restated Rights Agreement shall remain in full force and effect.

          NINTH: This Amendment shall be deemed to be a contract made under the laws of the State of Florida and for all purposes shall be governed by and construed in accordance with the laws of such state applicable to contracts to be made and performed entirely within such state. This Amendment may be executed in any number of counterparts, each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument. If any term, provision, covenant or restriction of this Amendment is held by a court of competent jurisdiction or other authority to be invalid, illegal, or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Amendment shall remain in full force and effect and shall in no way be affected, implied or invalidated.

                            [Signature Page Follows]

          IN WITNESS WHEREOF, the parties hereto have caused this Amendment No. 2 to the Amended and Restated Rights Agreement to be duly executed prior to the close of business on September 1, 2006.

                                       HOLLYWOOD MEDIA CORP.


                                       By:   /s/ Mitchell Rubenstein
                                          --------------------------------
                                       Name: Mitchell Rubenstein
                                       Title: Chief Executive Officer


                                       AMERICAN STOCK TRANSFER & TRUST COMPANY


                                        By:  /s/ Herbert J. Lemmer
                                          --------------------------------
                                        Name:  Herbert J. Lemmer
                                        Title: Vice President

                                    EXHIBIT A

                           [Form of Right Certificate]


Certificate No. W-                                                ______ Rights

           NOT EXERCISABLE AFTER SEPTEMBER 4, 2011 OR EARLIER IF EXCHANGED OR REDEEMED. THE RIGHTS ARE SUBJECT TO REDEMPTION, AT THE OPTION OF THE COMPANY AND UNDER CERTAIN OTHER CIRCUMSTANCES, AT $.01 PER RIGHT (SUBJECT TO ADJUSTMENT), ON THE TERMS SET FORTH OR REFERRED TO IN THE RIGHTS AGREEMENT. AS PROVIDED IN THE RIGHTS AGREEMENT (AS REFERRED TO BELOW), RIGHTS ISSUED TO OR BENEFICIALLY OWNED BY ACQUIRING PERSONS OR THEIR AFFILIATES OR ASSOCIATES (AS SUCH TERMS ARE DEFINED IN THE RIGHTS AGREEMENT) OR ANY SUBSEQUENT HOLDER OF SUCH RIGHTS SHALL BE NULL AND VOID AND MAY NOT BE EXERCISED OR TRANSFERRED TO ANY PERSON.


Right Certificate

           This certifies that _______________, or registered assigns, is the registered owner of the number of Rights set forth above, each of which entitles the owner thereof, subject to the terms, provisions and conditions of the Amended and Restated Rights Agreement dated as of August 23, 1996 (the "Rights Agreement") between Hollywood Media Corp., a Florida corporation (the "Company"), and American Stock Transfer & Trust Company, a banking corporation organized under the laws of the State of New York (the "Rights Agent"), to purchase from the Company at any time after the Distribution Date (as such term is defined in the Rights Agreement) and prior to 5:00 P.M. (New York time) on September 4, 2011 at the office of the Rights Agent designated in the Rights Agreement for such purpose, or its successor as Rights Agent, in New York, New York, one one-thousandth (1/1,000) of a fully paid nonassessable share of Series E Junior Preferred Stock (the "Preferred Stock") of the Company at a purchase price of $15.00, as the same may from time to time be adjusted in accordance with the Rights Agreement (the "Exercise Price"), upon presentation and surrender of this Right Certificate with the Form of Election to Purchase attached hereto duly executed.

           As provided in the Rights Agreement, the Exercise Price and the number of shares of Preferred Stock which may be purchased upon the exercise of the Rights evidenced by this Right Certificate are subject to modification and adjustment upon the happening of certain events and, upon the happening of certain events, securities other than shares of Preferred Stock, or other property, may be acquired upon exercise of the Rights evidenced by this Right Certificate, as provided in the Rights Agreement.

         This Right Certificate is subject to all of the terms, provisions and conditions of the Rights Agreement, which terms, provisions and conditions are incorporated herein by reference and made a part hereof and to which Rights Agreement reference is hereby made for a full description of the rights, limitations of rights, obligations, duties and immunities of the Rights Agent, the Company and the holders of record of Right Certificates. Copies of the Rights Agreement are on file at the principal executive office of the Company.

         This Right Certificate, with or without other Right Certificates, upon surrender at the office of the Rights Agent designated in the Rights Agreement for such purpose, may be exchanged for another Right Certificate or Right Certificates of like tenor and date evidencing Rights entitling the holder of record to purchase a like aggregate number of shares of Preferred Stock as the Rights evidenced by the Right Certificate or Right Certificates surrendered shall have entitled such holder to purchase. If this Right Certificate shall be exercised in part, the holder shall be entitled to receive upon surrender hereof, another Right Certificate or Right Certificates for the number of whole Rights not exercised.

         Subject to the provisions of the Rights Agreement, the Rights evidenced by this Certificate may be redeemed by the Company at its option or under certain other circumstances at a redemption price of $.01 per Right.

         No fractional shares of Preferred Stock (other than fractions which are integral multiples of one one-thousandth (1/1,000) of a share) are required to be issued upon the exercise of any Right or Rights evidenced hereby, and in lieu thereof the Company may cause depositary receipts to be issued and/or a cash payment may be made, as provided in the Rights Agreement.

         No holder of this Right Certificate, as such, shall be entitled to vote or receive dividends or be deemed for any purpose the holder of Preferred Stock or of any other securities of the Company which may at any time be issuable on the exercise hereof, nor shall anything contained in the Rights Agreement or herein be construed to confer upon the holder hereof, as such, any of the rights of a stockholder of the Company or any right to vote for the election of directors or upon any matter submitted to stockholders at meeting thereof, or to give or withhold consent to any corporate action or to receive notice of meetings or other actions affecting stockholders (except as provided in the Rights Agreement), or to receive dividends or subscription rights, or otherwise, until the Right or Rights evidenced by this Right Certificate shall have been exercised as provided in the Rights Agreement.

         This Right Certificate shall not be valid or obligatory for any purpose until it shall have been countersigned by the Rights Agent.

           WITNESS the facsimile signature of the proper officers of the Company and its corporate seal. Dated as of _____________, 200_.

ATTEST:


                                       By
--------------------------------         -------------------------------
Secretary                                Title:





Countersigned:

                                 [Rights Agent]



By
--------------------------------
 Authorized Signature

                   [Form of Reverse Side of Right Certificate]

                               FORM OF ASSIGNMENT

                (To be executed by the registered holder if such
               holder desires to transfer the Right Certificates.)

FOR VALUE RECEIVED ________________________ hereby sells, assigns and transfers unto

                  --------------------------------------------------------------
                  (Please print name and address of transferee)

- ------------------------------------------------------------------------------

Rights evidenced by this Right Certificate, together with all right, title and interest therein, and does hereby irrevocably constitute and appoint ___________ Attorney to transfer the within Right Certificate on the books of the within-named Company, with full power of substitution.

Dated: ________________, 200__


                                             ----------------------------------
                                             Signature

Signature Guaranteed:

                                   Certificate
                                   -----------

         The undersigned hereby certifies by checking the appropriate boxes that:

          (1) this Right Certificate [ ] is [ ] is not being sold, assigned or transferred by or on behalf of a Person who is or was an Acquiring Person or an Associate or an Affiliate thereof (as such terms are defined in the Rights Agreement); and

           (2) after due inquiry and to the best knowledge of the undersigned, it [ ] did [ ] did not acquire the Rights evidenced by this Right Certificate from any Person who is, was or subsequently became an Acquiring Person or an Affiliate or Associate thereof (as such terms are defined in the Rights Agreement).

Dated: ____________, 20__

                                             ----------------------------------
                                             Signature



                                     NOTICE
                                     ------

           The signature to the foregoing Assignment and Certificate must correspond to the name as written upon the face of this Right Certificate in every particular, without alteration or enlargement or any change whatsoever.

                          FORM OF ELECTION TO PURCHASE
                          ----------------------------
(To be executed if registered holder desires to exercise the Right Certificate.)

TO _____________________:

         The undersigned hereby irrevocably elects to exercise
                                                              ------------------
Rights represented by this Right Certificate to purchase the shares of Preferred Stock issuable upon the exercise of such Rights and requests that certificates for such share(s) be issued in the following name:

Please insert social security or other identifying number:

---------------------------------------------------

- ------------------------------------------------------------------------------
                         (Please print name and address)

If such number of Rights shall not be all the Rights evidenced by this Right Certificate, a new Right Certificate for the balance remaining of such Rights shall be registered in the name of and delivered to:

Please insert social security or other identifying number:

                     ---------------------------------------

--------------------------------------------------------------------------------
                                          (Please print name and address)

Dated: _____________, 20__


                                 ----------------------------------------

                                 Signature
                                 (Signature must conform in all
                                 respects to name of holder as
                                 specified on the face of this Right
                                 Certificate)


Signature Guaranteed: